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                                                                   EXHIBIT 4.1.2


                         SEVENTH SUPPLEMENTAL INDENTURE
              TO INDENTURE DATED MARCH 15, 1997 (7 7/8% SECURITIES)


               SEVENTH SUPPLEMENTAL INDENTURE dated as of September 12, 2001, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), the SUBSIDIARY GUARANTORS listed as signatories hereto, BANK OF NEW YORK, successor to United States Trust Company of New York, as Trustee to the Indenture (the "Trustee"), GOTHIC ENERGY CORPORATION, an Oklahoma corporation ("GEC"), GOTHIC PRODUCTION CORPORATION, an Oklahoma corporation ("GPC"), NOMAC DRILLING CORPORATION, an Oklahoma corporation ("NDC"), ARKOMA PITTSBURG HOLDING CORPORATION, an Oklahoma corporation ("APHC"), CHESAPEAKE-STAGHORN ACQUISITION L.P., an Oklahoma limited partnership ("CSALP"), and CHESAPEAKE MOUNTAIN FRONT CORP., an Oklahoma corporation ("CMFC").

               WHEREAS, the Board of Directors of the Company has adopted resolutions designating GEC, GPC, NDC, APHC, CSALP and CMFC as Restricted Subsidiaries;

               WHEREAS, contemporaneously herewith, there are being delivered to the Trustee an Opinion of Counsel and Officers' Certificate proper in form and substance;

               WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Trustee, the Subsidiary Guarantors and the Company may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for by the Indenture; and

               WHEREAS, the execution and delivery of this Seventh Supplemental Indenture have been duly authorized by the Company, the Subsidiary Guarantors, GEC, GPC, NDC, APHC, CSALP and CMFC and all actions necessary to make this Seventh Supplemental Indenture a valid and binding instrument according to its terms and the terms of the Original Indenture have been performed.

               NOW, THEREFORE, BY THIS SEVENTH SUPPLEMENTAL INDENTURE, for and in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company, the Subsidiary Guarantors, GEC, GPC, NDC, APHC, CSALP and CMFC covenant and agree with the Trustee, for the equal benefit of all present and future Holders of the Securities, as follows:

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1 The definitions set forth in or incorporated by reference in Article I of the Indenture shall be applicable to this Seventh Supplemental Indenture, as fully and to


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the same extent as if set forth herein, except as otherwise expressly provided herein. As used in this Seventh Supplemental Indenture, the following terms shall have the following meanings:

               "Indenture" means the Original Indenture, as amended by this Seventh Supplemental Indenture, relating to the Securities.

               "Original Indenture" means the Indenture dated as of March 15, 1997, among the Company, the Subsidiary Guarantors listed as signatories thereto and the Trustee, relating to the Securities, as amended by: (i) that certain First Supplemental Indenture dated as of December 17, 1997, (ii) that certain Second Supplemental Indenture dated as of February 16, 1998, (iii) that certain Third Supplemental Indenture dated as of April 22, 1998, (iv) that certain Fourth Supplemental Indenture dated as of July 1, 1998, (v) that certain Fifth Supplemental Indenture dated as of November 19, 1999, and (vi) that certain Sixth Supplemental Indenture dated as of December 31, 1999.

                                   ARTICLE II

                        ADDITION OF SUBSIDIARY GUARANTORS

               SECTION 2.1 As a Subsidiary Guarantor, GEC, GPC, NDC, APHC, CSALP and CMFC hereby: (a) unconditionally guarantee to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company, whether at maturity, by acceleration, redemption, repurchase or otherwise including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Securities to the extent lawful, all in accordance with the terms and subject to the limitations of the Indenture as if GEC, GPC, NDC, APHC, CSALP and CMFC had been an original party thereto; and (b) subject GEC, GPC, NDC, APHC, CSALP and CMFC to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor.

                                   ARTICLE III

                                  MISCELLANEOUS

               SECTION 3.1 This Seventh Supplemental Indenture is a supplemental indenture pursuant to Section 9.01 of the Indenture. Upon execution and delivery of this Seventh Supplemental Indenture, the terms and conditions of this Seventh Supplemental Indenture will be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Seventh Supplemental Indenture will control.

               SECTION 3.2 Except as they have been modified in this Seventh Supplemental Indenture, each and every term and provision of the Indenture shall remain in full force and effect.


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               SECTION 3.3 This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute but one and the same instrument.

               SECTION 3.4 This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                                   SIGNATURES

               IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first written above.

                                  COMPANY:

                                  CHESAPEAKE ENERGY CORPORATION


                                  By /s/ AUBREY K. MCCLENDON
                                    ------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer


                                  GUARANTORS:

                                  THE AMES COMPANY, INC.
                                  CHESAPEAKE ACQUISITION CORPORATION
                                  CHESAPEAKE ROYALTY COMPANY
                                  NOMAC DRILLING CORPORATION
                                  CHESAPEAKE ENERGY LOUISIANA
                                    CORPORATION
                                  CHESAPEAKE CANADA CORPORATION
                                  CHESAPEAKE OPERATING, INC.
                                  CHESAPEAKE MOUNTAIN FRONT CORP.
                                  GOTHIC ENERGY CORPORATION
                                  GOTHIC PRODUCTION CORPORATION


                                  By /s/ AUBREY K. MCCLENDON
                                    -------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer







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                                  CHESAPEAKE EXPLORATION LIMITED
                                    PARTNERSHIP
                                  CHESAPEAKE LOUISIANA, L.P.
                                  CHESAPEAKE PANHANDLE LIMITED
                                    PARTNERSHIP
                                  CHESAPEAKE-STAGHORN ACQUISITION L.P.

                                  By: Chesapeake Operating, Inc., as general
                                      partner of each representative entity


                                      By  /s/ AUBREY K. MCCLENDON
                                        ---------------------------------------
                                        Aubrey K. McClendon,
                                        Chief Executive Officer


                                  ARKOMA PITTSBURG HOLDING CORPORATION


                                  By /s/ HENRY J. HOOD
                                    -------------------------------------------
                                    Henry J. Hood, President


                                  TRUSTEE:

                                  BANK OF NEW YORK, successor to United States
                                  Trust Company of New York, as Trustee


                                  By  /s/ LOUIS P. YOUNG
                                    -------------------------------------------
                                  Name:   Louis P. Young
                                       ----------------------------------------
                                  Title:  Authorized Signer
                                        ---------------------------------------





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